UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	June 25, 2015
(June 25, 2015)

Exact Name of Registrant as Specified
Commission	in Charter, State of Incorporation,	I.R.S. Employer
File Number	Address and Telephone Number	Identification No.

001-32462	PNM Resources, Inc.	85-0468296
(A New Mexico Corporation)
414 Silver Ave. SW
Albuquerque, New Mexico 87102-3289
(505) 241-2700

001-06986	Public Service Company of New Mexico	85-0019030
(A New Mexico Corporation)
414 Silver Ave. SW
Albuquerque, New Mexico 87102-3289
(505) 241-2700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

As previously reported, Public Service Company of New Mexico (“PNM”), a wholly owned subsidiary of PNM Resources, Inc., made a filing with the New Mexico Public Regulation Commission (“NMPRC”) in December 2014, applying for a general rate increase. On April 17, 2015, the Hearing Examiner in the case issued a recommended decision to the NMPRC that included a recommendation that the NMPRC reject PNM’s application. On May 13, 2015, the NMPRC voted to adopt this recommendation and dismiss PNM’s rate filing.

On May 27, 2015, the NMPRC approved a companion order adopting an interpretation of the Future Test Year (“FTY”) statute defining a FTY as a period that begins no later than 45 days following the filing of an application to increase rates. The written order was entered on June 3, 2015. PNM disagrees with the interpretation adopted by the NMPRC and strongly believes that the correct interpretation of the statute allows a FTY to begin up to 13 months after the filing of an application. PNM previously stated its intent to challenge the NMPRC’s decision.

On June 25, 2015, PNM timely filed a Notice of Appeal to the New Mexico Supreme Court, challenging the NMPRC’s June 3, 2015 written order.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

PNM RESOURCES, INC.
PUBLIC SERVICE COMPANY OF NEW MEXICO

(Registrants)

Date: June 25, 2015	/s/ Joseph D. Tarry
Joseph D. Tarry
Vice President and Corporate Controller
(Officer duly authorized to sign this report)